UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 4, 2024

Citigroup Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

388 Greenwich Street, New York, New York (Address of principal executive offices)		10013 (Zip Code)

(212) 559-1000

(Registrant's telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 formatted in Inline XBRL: See Exhibit 99.1

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CITIGROUP INC.

Current Report on Form 8-K

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 4, 2024, Johnbull Okpara informed Citigroup Inc. (Citi) that he would resign from his position of Chief Accounting Officer and Controller of Citi to pursue another opportunity, effective September 10, 2024.

On September 10, 2024, Robert Walsh, age 54, agreed to become interim Chief Accounting Officer of Citi, effective immediately, while a search for a permanent replacement is conducted.

Mr. Walsh has been the Controller for the Services business since November 2023. Since his employment by Citi commenced in 1999, he has been an SEC Reporting Analyst; Assistant Accounting Policy Head – Global Consumer Banking; Head of Accounting Policy – Cards; Controller for Citi’s Institutional Clients Group in North America; Controller – Citigroup Global Markets, Inc.; Head of Corporate and Regulatory Reporting; and, immediately prior to assuming his current role, Head of Financial and SEC Reporting.

Mr. Walsh participates in Citi’s compensation plans as described in Citi’s Proxy Statement for its Annual Meeting of Stockholders filed with the U.S. Securities and Exchange Commission on March 19, 2024.

Also on September 10, 2024, Patrick Scally agreed to become interim Controller of Citi, effective immediately. Mr. Scally has been employed by Citi in various positions since 1992.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number
99.1	Citigroup Inc. securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 as of the filing date.

104	See the cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIGROUP INC.

Dated: September 10, 2024
	By:	/s/ Brent J. McIntosh
Brent J. McIntosh
Chief Legal Officer and Corporate Secretary

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